Exhibit 99.1

SUPER LEAGUE GAMING REPORTS THIRD QUARTER 2020 RESULTS

Santa Monica, Calif. - (November 11, 2020) - Super League Gaming (Super League or the Company) (NASDAQ: SLGG), a leader in bringing live and digital esports entertainment directly to everyday gamers around the world, reported financial results for the third quarter ended September 30, 2020.

Highlights
●
Highest quarterly revenue in the Company’s history, up 105% over the prior year.
●
Gross margin of 54%, reflecting lower cost digital activations.
●
Operating expenses relatively flat versus prior year period.
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Continued expansion of strategic partnerships including Topgolf, HIT PARADER, the Singleton Foundation and others.

Key Performance Indicators (KPIs) Through September 30, 2020
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Registered users up 144% to 2.4 million versus 1.0 million at year end 2019.
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Engagement hours increased 218% to 47.7 million hours of gameplay versus 15.0 million hours for the full year 2019.
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Viewer Impressions grew to 1.4 billion, nearly 12 times the level for the full year 2019.

Management Commentary
“In the third quarter, we saw many of the elements of our strategic and operating plans come together to produce our strongest quarterly revenues to date,” said Ann Hand, CEO of Super League. “We continue to track far ahead of our 2020 audience growth targets. In addition, we are selling more effectively against our growing ad inventory and expanding the breadth of our partnerships. We are pleased to have been able to produce this growth in the midst of a global pandemic, which continues to constrain the advertising market.”

Third Quarter 2020 Financial Results
Revenues in the third quarter of 2020 increased 105% to $718,000 compared to $350,000 in the comparable prior year quarter. The increase was primarily driven by a significant increase in advertising and content sales revenues relative to the comparable prior year quarter, reflecting our continued focus on the acceleration of the monetization of our expanding advertising inventory and amateur gameplay content.

Third quarter 2020 cost of revenue increased 70% to $327,000 compared to $192,000 in the comparable prior year quarter, as compared to the 105% increase in related revenues for the same period. The decrease in cost of revenue as a percentage of revenue was driven by the significant increase in lower cost advertising and content sales revenues in the third quarter of 2020.

Total operating expenses in the third quarter of 2020 were $4.7 million compared to $4.6 million in the comparable prior year quarter. The variance reflects an increase in sales and marketing personnel costs related to the investment in our direct sales force since the end of the prior year quarter, and an increase in technology platform costs and corporate insurance costs. The increase was partially offset by a decrease in non-cash stock compensation costs.

On a GAAP-basis, net loss in the third quarter of 2020 was $4.3 million or $(0.36) per share, compared to a net loss of $4.4 million or $(0.52) per share in the comparable prior year quarter. Non-cash charges in the third quarter of 2020 included $0.5 million of stock-based compensation expenses, compared to $0.7 million in the comparable prior year period.

Proforma net loss for the third quarter of 2020 was $3.8 million compared to a proforma net loss of $3.7 million in the comparable prior year quarter.

At September 30, 2020, the Company’s cash position totaled $10.3 million compared to $8.4 million at December 31, 2019, including approximately $8.4 million in net proceeds from the sale of 4.98 million shares of common stock, pursuant to an underwritten public offering that closed in the third quarter of 2020.

Conference Call
The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2020 results and provide a business update.

Date: Wednesday, November 11, 2020
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (866) 987-6716
International dial-in number: (630) 652-5945
Conference ID: 3156519

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.SuperLeague.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 18, 2020.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 3156519

About Super League Gaming
Super League Gaming (Nasdaq: SLGG) is a leading gaming community and content platform that gives everyday gamers multiple ways to connect and engage with others while enjoying the video games they love. Powered by patented, proprietary technology systems, Super League offers players the ability to create gameplay-driven experiences they can share with friends, the opportunity to watch live streaming broadcasts and gameplay highlights across digital and social channels, and the chance to compete in events and challenges designed to celebrate victories and achievements across multiple skill levels. With gameplay and content offerings featuring more than a dozen of the top video game titles in the world, Super League is building a broadly inclusive, global brand at the intersection of gaming, experiences and entertainment. Whether to access its expanding direct audience or the Company’s unique content production and virtual event capabilities, third parties ranging from consumer brands, video game publishers, television companies, traditional sports organizations, concert promoters, and more, are turning to Super League to provide integrated solutions that drive business growth.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended September 30, 2020, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-Q for the period ended September 30, 2019, our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Information About Non-GAAP Financial Measures
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2020, which financial statements were prepared and presented in accordance with GAAP, this earnings release includes proforma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use proforma net loss, proforma earnings per share (EPS) and other non-GAAP financial measures for internal financial and operational decision-making purposes and to evaluate period-to-period comparisons of the performance and results of operations of our business. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash stock compensation charges, non-cash interest charges on convertible debt, and non-cash prepaid in-kind advertising charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Proforma Net Loss and EPS. We define Proforma Net Loss as net loss calculated in accordance with GAAP, but excluding non-cash stock compensation charges, non-cash interest charges on convertible debt (including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features), and non-cash prepaid in-kind advertising charges. Proforma EPS is defined as Proforma net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

Non-cash interest charges related to convertible debt outstanding, if any, including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features, primarily reflects the attribution of value to common stock purchase warrants and the beneficial conversion feature embedded in the convertible debt instruments, and the expensing of these amounts on a straight-line basis over the term of the convertible debt as additional interest cost related to the debt. These non-cash amounts are reflected in other expense and are not expenses associated with our core business operations. Management believes that providing a non-GAAP financial measure that excludes non-cash interest charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are several limitations related to the use of proforma net loss and EPS versus net loss EPS calculated in accordance with GAAP. For example, non-GAAP net loss excludes the impact of significant non-cash stock compensation and debt related interest charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation and retention programs and the cost associated with common stock purchase warrants and beneficial conversion features embedded in convertible debt outstanding is a critical component of the cost of debt financings. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net loss and evaluating non-GAAP net loss in conjunction with net loss and EPS calculated in accordance with GAAP.

The accompanying table below titled “Reconciliation of GAAP to Non-GAAP Financial Information” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
(949) 574-3860
SLG@GatewayIR.com

Media Contact:
Gillian Sheldon
(213) 718-3880
Gillian.sheldon@superleague.com

SUPER LEAGUE GAMING, INC.
CONDENSED BALANCE SHEETS
(Unaudited)

	Balance At	Balance At
	September 30, 2020	December 31, 2019
Assets
Cash	$10,346,000	$8,442,000
Accounts receivable	972,000	293,000
Prepaid expenses and other current assets	1,213,000	924,000
Total current assets	12,531,000	9,659,000

Property and Equipment, net	160,000	239,000
Intangible and Other Assets, net	1,953,000	1,984,000
Goodwill	2,565,000	2,565,000
Total assets	$17,209,000	$14,447,000

Liabilities
Accounts payable and accrued expenses	$727,000	$853,000
Deferred Revenue	31,000	151,000
Total current liabilities	758,000	1,004,000

Long-term note payable	1,205,000	-
Total Liabilities	1,963,000	1,004,000

Stockholders’ Equity
Common Stock	25,000	18,000
Additional paid-in capital	115,025,000	99,237,000
Accumulated deficit	(99,804,000)	(85,812,000)
Total stockholders’ equity	15,246,000	13,443,000
Total liabilities and stockholders’ equity	$17,209,000	$14,447,000

SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

REVENUE	$718,000	$350,000	$1,285,000	$822,000
COST OF REVENUE	(327,000)	(192,000)	(560,000)	(379,000)

GROSS PROFIT	391,000	158,000	725,000	443,000

OPERATING EXPENSES
Selling, marketing and advertising	1,476,000	1,063,000	4,005,000	3,202,000
Technology and platform development	1,430,000	1,319,000	5,109,000	3,772,000
General and administrative	1,782,000	2,201,000	5,615,000	9,535,000
Total operating expenses	4,688,000	4,583,000	14,729,000	16,509,000

NET OPERATING LOSS	(4,297,000)	(4,425,000)	(14,004,000)	(16,066,000)

OTHER INCOME (EXPENSE)
Interest expense	(3,000)	-	(5,000)	(9,938,000)
Other	2,000	8,000	17,000	13,000
OTHER INCOME (EXPENSE)	(1,000)	8,000	12,000	(9,925,000)

NET LOSS	$(4,298,000)	$(4,417,000)	$(13,992,000)	$(25,991,000)

Net loss attributable to common stockholders - basic and diluted
Basic and diluted loss per common share	$(0.36)	$(0.52)	$(1.39)	$(3.39)
Weighted-average number of shares outstanding, basic and diluted	12,063,778	8,569,922	10,084,002	7,663,243

SUPER LEAGUE GAMING, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

GAAP net loss	$(4,298,000)	$(4,417,000)	$(13,992,000)	$(25,991,000)
Add back:
Non-cash stock compensation	472,000	737,000	1,570,000	5,266,000
Non-cash debt related interest charges	-	-	-	9,938,000
Other noncash items	-	-	413,000	-
Proforma net loss	$(3,826,000)	$(3,680,000)	$(12,009,000)	$(10,787,000)

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(0.32)	$(0.43)	$(1.19)	$(1.41)
Non-GAAP weighted-average shares — diluted	12,063,778	8,569,922	10,084,002	7,663,243

SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
	For the Nine Months Ended
	September 30,
	2020	2019

Operating Activities
Net loss	$(13,992,000)	$(25,991,000)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,098,000	657,000
Stock-based compensation	1,570,000	5,266,000
Amortization of discount on convertible notes	-	2,684,000
Beneficial conversion feature	-	7,067,000
Changes in assets and liabilities
Accounts Receivable	(679,000)	171,000
Prepaid Expenses and Other Assets	(430,000)	(852,000)
Accounts payable and accrued expenses	(125,000)	601,000
Deferred Revenue	(121,000)	68,000
Accrued interest on notes	5,000	187,000
Net Cash Used in Operating Activities	(12,674,000)	(10,142,000)

Investing Activities
Cash paid for acquisition of Framerate	-	(1,491,000)
Purchase of property and equipment	(7,000)	(56,000)
Capitalization of software development costs	(877,000)	(839,000)
Acquisition of other intangibles	(104,000)	(138,000)
Net Cash Used in Investing Activities	(988,000)	(2,524,000)

Financing Activities
Proceeds from issuance of common Stock, net	14,356,000	22,458,000
Proceeds from long-term note payable	1,200,000	-
Proceeds from option and warrant exercises	10,000	20,000
Net Cash Provided by Financing Activities	15,566,000	22,478,000

Net Cash Increase for the Period	1,904,000	9,812,000
Cash at Beginning of the Period	8,442,000	2,774,000
Cash at End of the Period	$10,346,000	$12,586,000